UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2007

MedQuist Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ	08054
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (856) 206-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On February 13, 2007, MedQuist Inc. (“we” or “us”) entered into Amendment No. 6 (“Amendment No. 6”) to that certain Licensing Agreement between us and Philips Speech Recognition Systems GmbH (“PSP”) dated May 22, 2000 (the “Original Agreement”), as amended by Amendment No.1 dated January 1, 2002 (“Amendment No.1”), Amendment No. 2 dated December 10, 2002 (“Amendment No. 2”), Amendment No. 3 dated August 10, 2003 (“Amendment No. 3”), Amendment No. 4 dated September 1, 2004 (“Amendment No. 4”) and Amendment No. 5 dated December 30, 2005 (“Amendment No. 5” and, together with Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 6, the “Amendments” and each individually an “Amendment”, and collectively with the Original Agreement, the “Agreement”).  The effective date of Amendment No. 6 is January 1, 2007.

Under the Agreement, we license from PSP its SpeechMagic speech recognition and processing software (the “Licensed Product”), for use by us anywhere in the world.  We pay a fee for use of the Licensed Product based upon a per line fee for each transcribed line of text processed.  The applicable fee structure has been modified in each Amendment.

Upon the expiration of the initial term of the Agreement on June 28, 2005, the Agreement automatically renewed for an additional five year term.  PSP may terminate the Agreement for cause immediately in the event that we, among other things, default in any payment due to PSP, fail to perform any material obligation under the Agreement or become insolvent or file for bankruptcy. We may terminate the Agreement for cause immediately in the event that PSP fails to perform any material obligation under the Agreement, becomes insolvent or files for bankruptcy or defaults in any payment due to us.

Either PSP or we may terminate the Agreement for any reason upon at least two years prior written notice to the other party.

Prior to Amendment No. 6, the Agreement prohibited us from purchasing, licensing or using a product competing with the Licensed Product during the term of the Agreement.  Additionally, we were required to invite PSP to submit a competitive offer for any and all of our present and future speech technology needs, and we were required to allow PSP to match any more favorable offer from a third party for such work.  Pursuant to Amendment No. 6, these terms have been removed from the Agreement and we may now use a competing product provided we give PSP at least three months prior written notice and the opportunity to submit to us a commercially and technologically competitive offer.  We, however, have no obligation to accept such an offer.

Additionally, PSP, prior to Amendment No. 6, was prohibited from granting a license for the Licensed Product or any similar products to any of our competitors that provide outsourced medical transcription services in North America for so long as we were in full compliance with the terms of the Agreement. Pursuant to Amendment No. 6, this prohibition has been removed from the Agreement.

PSP is an affiliate of our majority shareholder, Koninklijke Philips Electronics N.V., a corporation organized under the laws of The Netherlands (“Philips”).  We are also a party to that certain OEM Supply Agreement with PSP dated September 23, 2004, pursuant to which we obtained the exclusive right in North America to sell, service and incorporate the following PSP products into our own products:

•                  PSP’s in-house solution for radiology products, together with all derivations and future versions thereof; and

•                  all multi-user solutions PSP develops that include the core functionality of front-end speech recognition software for the medical market in North America.

The Supervisory Committee of our Board of Directors, responsible for, among other things, the general oversight, administration, amendment and enforcement of all material agreements or arrangements between us and Philips, approved our execution of Amendment No. 6.

Amendment Nos. 3, 4, 5 and 6 have not previously been filed with the Securities and Exchange Commission (“SEC”) but will be filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2005, with portions omitted and filed separately with the Secretary of the SEC pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.

Date: February 19, 2007	By:	/s/ Howard S. Hoffmann
Name: Howard S. Hoffmann
Title: Chief Executive Officer